As filed with the Securities and Exchange Commission on May 14, 1999

                                                        Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                         FORM S-1 REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
               (Exact name of registrant as specified in charter)
         ---------------------------------------------------------------
                             ABC TRUST SERIES 1999-A
                                yet-to-be formed
                      [Issuer with respect to the receipts]

            Delaware                           6211                     13-5674085
  (State or other jurisdiction     (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)   Classification Code Number)   Identification Number)

                           ---------------------------
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ---------------------------

                             Andrea L. Dulberg, Esq.
                               Corporate Secretary
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                                ANDREW B. JANSZKY
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
                           ---------------------------
          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [__]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [__]

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum       Proposed Maximum
    Title of Each Class of           Amount to Be         Offering Price       Aggregate Offering         Amount of
  Securities to Be Registered         Registered            Per Receipt             Price(1)           Registration Fee
--------------------------------------------------------------------------------------------------------------------------
         ABC receipts                   100,000                $100                $10,000,000             $3,448.00
==========================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these receipts with the Securities and Exchange Commission. We cannot sell these receipts until the registration statement becomes effective. This prospectus is not an offer to sell these receipts and we are not soliciting offers to buy these receipts in any state where such offer or sale is not permitted.

                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY __, 1999.

PROSPECTUS

                            [Number of ABC Receipts]

                             ABC TRUST SERIES 1999-A
,
                  The ABC Trust Series 1999-A will issue ABC receipts that are intended to provide investors with a flexible, cost-effective way of purchasing, holding and transferring the common stock of [20] companies in the [_____] industry. [ ] will be the trustee.

                  A round-lot of 100 ABC receipts will represent your individual and undivided ownership interest in a whole number of shares of the common stock of [20] specified companies in the [_____] industry. You only may acquire, hold or transfer ABC receipts in a round-lot amount of 100 ABC receipts or round-lot multiples.

                  The public offering price for a receipt will depend on the market trading prices of the deposited securities on the date you acquire a round-lot of 100 ABC receipts. The initial public offering price for a round-lot of 100 ABC receipts will equal the sum of the closing market price on the pricing date for each deposited share multiplied by the share amount specified herein, plus an underwriting fee.

                  The ABC receipts are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or [ ], as trustee. The trust is not a registered investment company under the Investment Company Act of 1940.

                  Prior to this program, there has been no public market for the ABC receipts. Application has been made to list the ABC receipts on the [________] Exchange under the symbol "[________]."

                            ------------------------


                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these ABC receipts, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                                   Price to
                                    Public               Underwriting Fee(1)
                             ---------------------------------------------------

Per ABC receipt.............                                  [     ]%

TOTAL.......................

                  (1) For purchases in excess of [_____] amount, the underwriting fee will be [_____]%.


                            ------------------------


                  We expect that the ABC receipts will be delivered in book-entry form only through the facilities of The Depositary Trust Company on or about ________, 1999.

                            ------------------------

                               Merrill Lynch & Co.

                            ------------------------




                        Prospectus dated [       ], 1999.

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary.......................................................      3
Risk Factors.............................................................      7
The ABC Trust............................................................      7
Description of the ABC Receipts..........................................      7
Description of Deposited Securities......................................      9
Description of the Depositary Trust Agreement............................      9
Federal Income Tax Considerations........................................     12
ERISA Considerations.....................................................     13
Plan of Distribution.....................................................     13
Legal Matters............................................................     13
Available Information....................................................     13


                            ------------------------



         This prospectus contains information you should consider when making your investment decision. With respect to information about the ABC receipts program, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the ABC receipts in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.

                               PROSPECTUS SUMMARY

         This summary highlights information we present more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase a receipt.

Issuer              ABC Trust Series 1999-A.

Initial Depositor   Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The ABC Trust       The ABC Trust will be formed under the depositary trust
                    agreement, dated as of [May __], 1999 among [ ], as trustee, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial depositor.

Trustee             [     ], a [     ] banking organization, will be the trustee
                    and receive compensation as set forth in the depositary trust agreement.

ABC Trust assets    The trust will hold shares of common stock issued by [20]
                    specified companies in the [ ] industry on your behalf.
                    Except when a reconstitution event occurs, the basket of [20] companies will not change. Reconstitution events are described below. Under no circumstances will a new company be added to the list of companies after a particular receipt program is established. You will be permitted to deposit and withdraw shares of common stock issued by the [20] companies in the [ ] industry upon delivery to the trustee of a round-lot of 100 ABC receipts.

The ABC receipts    The trust will issue ABC receipts that represent your
                    undivided beneficial ownership interest the shares of common stock held by the ABC Trust on your behalf. The ABC receipts are designed to provide you with a less costly and more efficient way of purchasing, holding and transferring the common stock of the [20] specified companies in the [ ] industry. An amount of 100 ABC receipts, which equals a round-lot of ABC receipts, represents your undivided beneficial ownership interest in the number of shares of common stock as specified below that the trust will hold on your behalf.

                    The ABC receipts are intended to achieve three main goals:

                           o Diversification. ABC receipts are designed to allow investors to diversify their investment in a single industry through a single, exchange-listed instrument representing their beneficial ownership of the deposited securities.

                           o Flexibility. The beneficial owner of ABC receipts actually has beneficial ownership of each of the deposited securities evidenced by the ABC receipts, and at any time can cancel their ABC receipts to receive each of the deposited securities.

                           o Transaction costs. The expenses associated with trading ABC receipts are expected to be less than trading each of the deposited securities separately.

                           You will receive a round-lot of 100 ABC receipts for your deposit of the required number of shares of common stock issued by the [20] specified companies in the [ ] industry with [ ], as trustee. The specific share amounts for each round-lot of 100 ABC receipts are set forth in the chart below and will be determined on [___], 1999 so that the weightings of each stock in the basket will be as close to equal-weighting as possible based on an individual receipt value of $[ ] as of the same date.

                           The share amounts set forth below will not change, except for changes due to certain corporate events such as stock splits or reverse stock splits on the deposited shares. However, the relative weightings among the basket of deposited shares will change based on the current market price of the deposited securities.

                           While the share numbers were determined so as to provide near-equal weighting, it is expected that such weightings will change substantially over time, including during the period between the date of this prospectus and the date the receipts are first issued to the public.

                           The following chart provides the (1) names of the [20] issuers of the deposited securities that make up a receipt, (2) stock ticker symbols, (3) share amounts reflected in a round-lot of 100 ABC receipts,
                           (4) relative weightings and (5) the principal market on which the shares of common stock of the selected companies are traded.



                                                                       Primary
                                         Share         Relative        Trading
      Name of Company        Ticker     Amounts        Weighting        Market











                           These companies are the [20] largest companies in the [_____] industry as measured by market capitalization on [May __, 1999]. The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders.

                           The trust only will create and cancel, and you only may obtain, hold, trade or surrender, receipts in a round-lot of 100 ABC receipts and round-lot multiples.

                           The trust will issue additional ABC receipts on a continuous basis when an investor deposits the required basket of shares of common stock with [ ], as trustee.

Public offering
   price The initial public offering price for 100 ABC receipts will equal the sum of the closing market price on the pricing date for each deposited share multiplied by the share amount appearing in the above table, plus the underwriting fee.

Underwriting fees          If you wish to purchase ABC receipts in the initial
                           public offering, you will pay Merrill Lynch, Pierce,
                           Fenner & Smith Incorporated, in its role as
                           underwriter, an underwriting
                           fee not to exceed [   ] percent of the initial public
                           offering price for a round-lot of 100 ABC receipts.
                           No creation fee or other sales commission will be charged in connection with purchases of ABC receipts made in the initial public offering.

Creation and
   cancellation fees       After the initial public offering, we expect the
                           trust to issue more ABC receipts, but it is not obligated to do so. If you wish to create ABC receipts by delivering to the trust the requisite stocks evidencing an ABC receipt, [ ] as trustee will charge you a creation fee of up to $10.00 per 100 ABC receipts. If you wish to cancel your ABC receipts and withdraw your deposited securities, [ ] as trustee will charge you a cancellation fee of up to $10.00 per 100 ABC receipts.

                           No underwriting fee will be charged for creations and cancellations after the initial public offering.

Commissions                If you choose to create ABC receipts after the
                           conclusion of the trust's initial public offering, you will not be charged the underwriting fee.
                           However, in addition to the creation and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the deposited securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

Custody Fees               [  ], as trustee and as custodian, will charge
                           you a quarterly custody fee of $0.02 per deposited share to be deducted from any dividend payments on deposited shares received by the trustee. The trustee, however, will waive the custody fee on an annual basis to the extent that the total dividends received by the trustee during a calendar year are insufficient to cover the custody fees for that year.

Rights relating
   to the ABC receipts     You have the right to withdraw the deposited
                           securities upon request by delivering your ABC receipts to [ ], as trustee, during the trustee's business hours, and paying the trustee's fees and withdrawal expenses. You should receive the deposited shares no later than the business day after the trustee receives a properly completed withdrawal request and endorsed ABC receipts. Except with respect to the right to vote for dissolution of the ABC Trust, the ABC receipts will not have voting rights.

Rights relating to the
   deposited securities    You will have the right to instruct [ ], as trustee,
                           to vote the shares evidenced by your ABC receipts and you will receive dividends and other distributions on the deposited shares, if any are declared and paid to the trustee by an issuer of the deposited shares. For specific information about obtaining your deposited securities, you should read the discussion under the caption "Description of Depositary Trust Agreement."

Reconstitution
   events A. If a company with deposited shares evidenced by an ABC receipt no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be a deposited security and the trustee will distribute the shares of that company to the owners of the ABC receipts.

                           B. If the SEC finds that a company with deposited shares evidenced by an ABC receipt is a company that should be registered as an investment company under the Investment

                           Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the ABC receipts.

                           C. If the deposited shares of a company with deposited shares evidenced by an ABC receipt are no longer outstanding because the shares were acquired by another company, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC receipts, unless the consideration is additional shares of already deposited shares, in which case such additional shares will be deposited into the trust.

                           If the trustee removes a deposited security from the ABC Trust due to the occurrence of a reconstitution event, the trustee will deliver the deposited security to you within three calendar days from the occurrence of a reconstitution event.

Termination events         A. The ABC receipts are delisted from the
                           [________] Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 30 days from the date the receipts are delisted.

                           B. The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to the ABC receipt holders of its intent to resign.

                           C. [ ]% of owners of outstanding ABC receipts vote to dissolve and liquidate the trust.

                           If a termination event occurs, the trustee will distribute the deposited securities to you within three calendar days after the termination event occurs.

Federal income tax
   consequences            The federal income tax laws will treat a U.S. holder
                           as directly owning the deposited securities. The receipt will not result in any federal tax consequences separate from the tax consequences associated with ownership of the deposited shares.

Listing                    The ABC receipts will be listed on the [_____]
                           Exchange under the symbol "[     ]".

Trading While investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 ABC receipts, the bid and ask price will be on a per receipt basis.

Clearance and
    settlement             Except in a limited circumstance, the ABC receipts
                           will be issued in book-entry form only and held through the Depositary Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of the ABC
                           Receipts."

                                  RISK FACTORS

         An investment in ABC receipts involves risks similar to investing in each of deposited securities outside the receipt program, as well as the risks associated with concentrated investments in a particular industry or sector.

o You should expect that the trading price of ABC receipts will decline, more or less, in accordance with a decline in the aggregate value of the deposited securities.

o ABC receipts may trade at a discount to the aggregate value of the deposited securities.

o In selecting the securities eligible for deposit, the ABC Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the [20] selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's objective selection criteria.

o This prospectus relates only to the ABC receipts and does not relate to the common stock or other securities of the issuers of the deposited securities. Investors and market participants should not conclude that the inclusion of a company in the ABC receipt is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates.


                                  THE ABC TRUST

         General. This discussion highlights information about the ABC Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase a receipt. The ABC Trust is not a registered investment company under the Investment Company Act of 1940.

         The ABC Trust. The trust will be formed pursuant to the depositary
trust agreement, dated as of [May __], 1999. [    ] will be the trustee. The
trustee is not subject to the Trust Indenture Act of 1939.

         The ABC Trust is intended to hold deposited shares for the benefit of owners of the ABC Receipts. The trustee will perform only administrative and ministerial acts.

         The property of the trust will consist of the deposited securities and all monies or other property, if any, received by the trustee on behalf of the trust and for the benefit of the owners of the ABC Receipts.

         The trust will terminate on December 31, 2039, or earlier if a termination event occurs.


                         DESCRIPTION OF THE ABC RECEIPTS

         The trust will issue ABC receipts under the depositary trust agreement described below. After the initial offering, the trust may issue additional ABC receipts on a continuous basis when an investor deposits the requisite basket of shares of common stock with the trustee.

         You may only acquire, hold, trade and surrender ABC receipts in a round-lot of 100 ABC receipts and round-lot multiples.

         ABC receipts will represent your individual and undivided beneficial ownership interest in the common stock of [20] companies in the [_____] industry. The [20] companies selected as part of this receipt program are listed above in the summary section under the caption "Description of the ABC Receipts."

         Beneficial owners of ABC receipts will have the same rights, privileges and obligations as they would have if they beneficially owned the common stock of the companies outside of the receipt program. This includes the right of investors to instruct the trustee to vote the common stock and to receive dividends and other distributions that the trustee receives, if any are declared and paid by an issuer of a deposited security, as well as the right to surrender ABC receipts in return for the deposited shares. See "Description of the Depositary Trust Agreement" below.

         The trust will issue the ABC receipts in the form of one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Except in a limited circumstance, the ABC receipts will be available only in book-entry form. Owners of ABC receipts may hold their ABC receipts through DTC, if they are participants of DTC, or indirectly through entities that are participants in DTC.

         Subject to the provisions of the depository trust agreement, the trustee may issue ABC receipts before deposit of the underlying shares. This is called a pre-release of the ABC receipts. The trustee also may deliver deposited shares upon cancellation of pre-released ABC receipts, even if the ABC receipts are canceled before the pre-release transaction is closed out. A pre-release is closed out as soon as the deposited shares are delivered to the trustee. The trustee may receive ABC receipts instead of shares to close out a pre-release. The trustee may pre-release ABC receipts only under the following conditions:

         (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the trustee in writing that it or its customer owns the shares to be deposited;

         (2) the pre-release must be fully collateralized with cash or other collateral that the trustee considers appropriate; and

         (3) the trustee must be able to close out the pre-release on not more than five business day's notice.

In addition, the trustee will limit the number of ABC receipts that may be outstanding at any time as a result of a pre-release to 30%, although the trustee may disregard the limit from time to time if it thinks it is appropriate to do so.

         The ABC receipts are intended to achieve three main goals:

o Diversification. ABC receipts are designed to allow investors to diversify their investment in a single industry through a single, exchange-listed instrument representing their beneficial ownership of the deposited securities.

o Flexibility. The beneficial owner of ABC receipts actually has beneficial ownership of each of the deposited securities evidenced by the ABC receipts, and at any time can cancel their ABC receipts to receive each of the deposited securities.

o Transaction costs. The expenses associated with trading ABC receipts are expected to be less than trading each of the deposited securities separately.


                       DESCRIPTION OF DEPOSITED SECURITIES

         Selection criteria. The companies whose shares of common stock the ABC Receipts evidence are the [20] largest companies in the [_____] industry as measured by market capitalization as of [_____], 1999. The companies were selected from a universe of companies in the [_____] industry whose common stock is registered under Section 12 of the Exchange Act. The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders.

         Deposited securities. For a list of the [20] companies that make up a receipt, please refer to "Prospectus Summary--The ABC Receipts." If the list changes because of a reconstitution event, the revised list will be set forth in a prospectus supplement.

         No investigation. In selecting the securities eligible for deposit, the trust, Merrill Lynch, Pierce, Fenner & Smith Incorporated, [ ], as trustee, and any affiliate of such entities, have not performed any investigation or review of the [20] selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's objective selection criteria. Accordingly, before you acquire ABC receipts, you should consider publicly available financial and other information about the issuers of the deposited securities. See "Risk Factors" and "Available Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.


                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of [May ___, 1999], among Merrill Lynch, Pierce, Fenner & Smith, as initial depositor, [ ], as trustee, [ ], as securities intermediary and the owners of the ABC receipts, provides that ABC receipts will represent the common stock of [20] companies in the [_____] industry.

         Issuance, transfer and surrender of ABC receipts. You may receive from the trust, hold in your investment portfolio, transfer in the trading market and surrender for deposited shares ABC receipts only in integral multiples of 100 ABC receipts; that is, round-lots. You may deposit shares into the trust by delivering the required number of shares to the trustee. You must endorse or otherwise complete documents so that you or a person acting on your behalf may deposit the basket of securities into the trust in return for a round-lot of 100 ABC receipts. You must deposit shares in an amount equal to a round-lot of 100 ABC receipts. Similarly, you must surrender ABC receipts in integral multiples of 100 ABC receipts to withdraw deposited shares from the trust. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within 24 hours of receipt of your withdrawal request.

         Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the deposited shares.

         Under the depositary trust agreement, ABC receipt holders, other than Merrill Lynch, Pierce, Fenner & Smith owning receipts for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the ABC Trust.

         Distributions. You will be entitled to receive, subject to certain limitations and net of trustee fees, if any, distributions of cash, including dividends, securities or property, if any, made with respect to the deposited securities. The trustee will use its reasonable efforts to ensure that it distributes such distributions within three calendar days from the date on which the trustee receives such distribution. Therefore, you may receive your distributions substantially later than you would have had you held the deposited securities directly. You will be obligated to pay any tax or other governmental charge that may become due with respect to the ABC receipts. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its custody fee of $0.02 per deposited share from quarterly dividends, if any, paid to the trustee by the issuers of the deposited securities. [ ], as trustee, however, will waive the custody fee on an annual basis to the extent that the total dividends received by the trustee during a calendar year are insufficient to cover the custody fees for that year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the deposited securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the deposited securities.

         Withdrawal of deposited securities. Subject to the terms, conditions and limitations set forth in the depositary trust agreement and subject to the payment of applicable fees, taxes or governmental charges, if any, you may surrender your ABC receipts and receive deposited securities evidenced by those ABC receipts during the trustee's normal business hours. You should receive your deposited shares no later than the business day after the trustee receives your request. If you surrenders ABC receipts in order to receive deposited securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 ABC receipts.

         Further issuances of ABC receipts. The depositary trust agreement will provide for further issuances of ABC Receipts on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of deposited shares to you in three circumstances.

         1. If a company with deposited shares evidenced by an ABC receipt no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be a deposited security and the trustee will distribute the shares of that company to the owners of the ABC receipts.

         2. If the SEC finds that a company with deposited shares evidenced by an ABC receipt is a company that should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the ABC receipts.

         3. If the deposited shares of a company with deposited shares evidenced by an ABC receipt are no longer outstanding because the shares were acquired by another company, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC receipts, unless the consideration is additional shares of already deposited shares, in which case such additional shares will be deposited into the trust.

         If the trustee removes a deposited security from the ABC Trust due to the occurrence of a reconstitution event, the trustee will deliver the deposited security to you within three calendar days from the occurrence of a reconstitution event.

         Termination of depositary trust agreement. The trustee may terminate the depositary trust agreement by mailing notice of such termination to you if 60 days have passed after the trustee resigns and no successor trustee is appointed by the initial depositor within 60 days from the date the trustee provides notice to the ABC receipt holders of its intent to resign. Upon such termination, the owners of ABC receipts will surrender the ABC receipts as provided in the depositary trust agreement, including paying any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to such owners of ABC receipts. The trust also will terminate when the ABC receipts are delisted from the [________] Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 30 days from the date the receipts are delisted. Finally, the trust will be terminated if [ ]% of owners of outstanding ABC receipts vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the deposited securities to you within three calendar days after the termination event occurs.

         Amendment of depositary trust agreement. The trustee may amend any provisions of the depositary trust agreement without the consent of the initial depositor or any of the owners of the ABC receipts, to cure any ambiguity, to correct or supplement any inconsistent provisions, to add any other provisions with respect to matters or questions arising under the agreement that will not be inconsistent with the agreement's provisions; provided that such action will not, as evidenced by an opinion of counsel, deemed acceptable by the initial depositor and delivered to the trustee, adversely affect in any material respect the interests of the owners of the ABC receipts. Promptly after the execution of any amendment to the agreement, the trustee is required to furnish or cause to be furnished written notification of the substance of the amendment to each owner of the ABC receipts. Any amendment that imposes or increases any fees or charges, subject to certain exceptions, or that otherwise prejudices any substantial existing right of the owners of ABC receipts will not become effective until 30 days after notice of such amendment is given to the owners of ABC receipts.

         Creation and Cancellation Fees. After the initial public offering, we expect the trust to issue more ABC receipts, but it is not obligated to do so. If you wish to create ABC receipts by delivering to the trust the requisite stocks evidencing an ABC, [ ] as trustee will charge you a creation fee of up to $10.00 per 100 ABC receipts. If you wish to cancel your ABC receipts and withdraw your deposited securities, [ ] as trustee will charge you a cancellation fee of up to $10.00 per 100 ABC receipts.

         No underwriting fee will be charged for creations and cancellations after the initial public offering.

         Commissions. If you choose to create ABC receipts after the conclusion of the trust's initial public offering, you will not be charged the Underwriting Fee. However, in addition to the creation and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the deposited securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

         Custody fees. [ ], as trustee and as custodian, will charge you a quarterly custody fee of $0.02 per deposited share to be deducted from any dividend payments on deposited shares received by the trustee. The trustee, however, will waive the custody fee on an annual basis to the extent that the total dividends received by the trustee during a calendar year are insufficient to cover the custody fees for that year.

         Address of the trustee.  [     ]

         Governing law. The depositary trust agreement and the ABC Receipts will be governed by the laws of the State of New York. Upon written request, the trustee will provide the depositary trust agreement to any owner of the deposited securities free of charge upon request.

         Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the ABC Receipts (other than the execution and authentication thereof), except for the trustee's representation as to the due execution of all documents signed by it. The trustee is not subject to the Trust Indenture Act of 1939.

         The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

         The following is a summary of certain U.S. federal income tax consequences relating to the ABC Receipts for (i) a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"); and (ii) any person other than a U.S. holder (a "Non-U.S. receipt holder"). This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the ABC Receipts as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Accordingly, each investor is advised to consult its own tax advisors to determine the federal, state, local and other tax consequences relating to the ABC Receipts.

Taxation of ABC Receipts

         A receipt holder purchasing and owning ABC Receipts will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the deposited securities represented by the ABC Receipts. The holder will be treated as directly owning its share of the deposited securities for tax purposes notwithstanding that there are circumstances in which a holder is not in precisely the same position as a direct holder of deposited securities. Consequently, if there is a taxable cash distribution on a deposited security, a holder will recognize income with respect to such distribution at the time such distribution is received by the Trustee, not at the time that the holder receives the cash distribution from the trustee.

         A receipt holder will determine its initial tax basis in each of the deposited securities by allocating the purchase price for the receipt among the deposited securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the deposited securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized thereon.

         The distribution of any securities by the trust upon the occurrence of a reconstitution event or a termination event will not be a taxable event.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the deposited securities. Accordingly, a holder includes this fee in its tax basis in the deposited securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or, perhaps, pro rata based on the number of shares of each deposited security. Similarly, the brokerage fee incurred in selling a receipt will reduce the amount realized with respect to the deposited securities.

         A holder will be required to include in its income the full amount of dividends paid on the deposited securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any such dividends. These custodian fees will be treated as an expense incurred in connection with a Holder's investment in the deposited securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. holders

         Non-U.S. holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the deposited securities.


                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to cause a plan to acquire a receipt should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.

         Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of the ABC Receipts is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.


                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated as of [ ], 1999, the ABC Trust has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase, all of the ABC receipts. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, proposes to offer the ABC receipts to the public at the offering price set forth on the cover page of this prospectus. After the initial offering, the public offering price, concession and discount may be changed.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to the issuers of the deposited securities and expects in the future to provide such services, for which it has received and will receive customary fees and commissions.

         The underwriting agreement provides that the ABC Trust will indemnify Merrill Lynch, Pierce, Fenner & Smith Incorporated against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments Merrill Lynch, Pierce, Fenner & Smith Incorporated may be required to make in respect thereof.


                                  LEGAL MATTERS

         Certain legal matters, including the validity of the ABC receipts will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences.


                              AVAILABLE INFORMATION

         We have filed a registration statement on Form S-1 with the SEC covering the ABC receipts. For further information on the ABC receipts, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

         Our registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the ABC Trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

         Because the common stock of the issuers of the deposited securities is registered under the Exchange Act, the issuers of the deposited securities are required to file periodically certain financial and other information specified by the SEC. For more information about the issuers of the deposited securities, information provided to or filed with the SEC by the issuers of the deposited securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the deposited securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

         We are not affiliated with the issuers of the deposited securities, and the issuers of the deposited securities have no obligations with respect to the ABC receipts. This prospectus relates only to the ABC receipts and does not relate to the common stock or other securities of the issuers of the deposited securities. The information in this prospectus regarding the issuers of the deposited securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of such documents or made any due diligence inquiries with respect to the issuers of the deposited securities in connection with this ABC receipts program. We make no representation that such publicly available documents or any other publicly available information regarding the issuers of the deposited securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the deposited securities, and therefore the offering and trading prices of the ABC receipts, have been publicly disclosed.

         From time to time, in the ordinary course of business, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated may have engaged and may in the future engage in certain investment banking activities on behalf of certain of the issuers of the deposited securities as well as served as counterparty in certain other transactions

================================================================================






                            [Number of ABC Receipts]

                             ABC Trust Series 1999-A








                      ------------------------------------

                               P R O S P E C T U S

                      ------------------------------------








                               MERRILL LYNCH & CO.








                                  May __, 1999








         Until [ ], 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the offered ABC Receipts, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.     Other Expenses of Issuance and Distribution.

             The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:


Securities and Exchange Commission registration fee..............      $[      ]
Printing and engraving expenses..................................       [      ]
Legal fees and expenses..........................................       [      ]
Rating agency fees...............................................       [      ]
Miscellaneous....................................................       [      ]
                                                                    ------------

                               Total.............................      $[      ]
                                                                        ========

Item 15.     Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.     Exhibits.

         See Exhibit Index.

Item 17.     Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on May 14, 1999.

                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED


                                  By:   /s/ Herbert M. Allison, Jr.
                                     -------------------------------------
                                  Name:    Herbert M. Allison, Jr.
                                  Title:   President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph Moglia and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            Signature                          Title                    Date
            ---------                          -----                    ----


/s/ Herbert M. Allison, Jr.
-----------------------------
   Herbert M. Allison, Jr.           President, Chief Executive     May 14, 1999
                                     Officer and Director

/s/ Michael Castellano
-----------------------------
   Michael Castellano                Chief Financial Officer        May 14, 1999
                                     and Controller

/s/ George A. Schieren
-----------------------------
   George A. Schieren                Director                       May 14, 1999


/s/ John L. Steffens
-----------------------------
   John L. Steffens                  Director                       May 14, 1999

                                INDEX TO EXHIBITS


Exhibits                                                 Sequential page numbers
--------                                                 -----------------------

4.1   Form of Depositary Trust Agreement (filed herewith)

4.2   Form of ABC Receipts (filed herewith)

5.1 Opinion of Shearman & Sterling regarding the validity of the ABC Receipts (to be filed by amendment)

8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences (to be filed by amendment)

24.1  Power of Attorney (included in Part II of Registration
      Statement)